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                                                                      EXHIBIT 24


                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint JAMES F. KEEN, CLYDE A. BILLINGS, JR., and MILTON A. GUTELIUS, JR., jointly and each of them severally, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, pursuant to the provisions of the 1933 Act, by First Tennessee National Corporation ("Corporation") relating to the issuance of $50,000,000 of Deferred Compensation Obligations of the Corporation pursuant to the FTN Financial Deferred Compensation Plan ("Plan") and, further, to execute and sign any and all pre-effective and post-effective amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all the acts that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


       NAME                               TITLE                               DATE

/s/ Ralph Horn                   Chairman of the Board
--------------                   and a Director                         May 13, 2003
Ralph Horn

/s/ J. Kenneth Glass             President, Chief Executive
-------------------              Officer and a Director
J. Kenneth Glass                 (principal executive officer)          May 13, 2003


                                 Executive Vice President and
/s/ Marlin L. Mosby, III         Chief Financial Officer
------------------------         (principal financial officer)          December 1, 2003
Marlin L. Mosby, III

                                 Executive Vice President and
/s/ James F. Keen                Corporate Controller
-----------------                (principal accounting officer)         December 1, 2003
James F. Keen

/s/ Robert C. Blattberg
-----------------------          Director                               May 13, 2003
Robert C. Blattberg

/s/ George E. Cates
-------------------              Director                               May 13, 2003
George E. Cates

/s/ James A. Haslam, III
------------------------         Director                               May 13, 2003
James A. Haslam, III

/s/ R. Brad Martin
------------------               Director                               May 13, 2003
R. Brad Martin

/s/ Vicki R. Palmer
-------------------              Director                               May 13, 2003
Vicki R. Palmer

/s/ Michael D. Rose
-------------------              Director                               May 13, 2003
Michael D. Rose

/s/ William B. Sansom
---------------------            Director                               May 13, 2003
William B. Sansom

/s/ Jonathan P. Ward
--------------------             Director                               May 13, 2003
Jonathan P. Ward

/s/ Luke Yancy, III
-------------------              Director                               May 13, 2003
Luke Yancy, III